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                                REEL & SWAFFORD
                          Certified Public Accountants

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Office Address                                                                                               Mailing Address
2611 Emoriland Blvd.                    American Institute of Certified Public Accountants                   P.O. Box 27599
Knoxville, Tennessee 37917                       SEC Practice Section - AICPA                      Knoxville, TN 37917-7599
(423) 637-7196 Telephone                Tennessee Society of Certified Public Accountants          (423) 637-6437 Facsimile
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Coventry Industries, Corp.

We hereby consent to the use of this Amended Form 10-KSB of our report dated September 11, 1998, except for Note 9 as to which date is September 30, 1998, relating to the financial statements (not presented separately in the Amended Form 10-KSB) of Industrial Fabrication & Repair, Inc. and Workforce Properties Corp.



/s/ Reel & Swafford, PLLC
-----------------------------
REEL & SWAFFORD, PLLC

Certified Public Accountants

December 18, 1998